UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

☒ Definitive Information Statement

ATTITUDE DRINKS INCORPORATED

(Name of Registrant as Specified In Its Charter)

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SCHEDULE 14C INFORMATION
Information Statement Pursuant to Regulation 14C
of the Securities Exchange Act of 1934 as amended

ATTITUDE DRINKS INCORPORATED
712 U.S. Highway 1, Suite # 200
North Palm Beach, Florida 33408
 Telephone: (561) 227-2727

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement (the “Information Statement”) has been filed with the Securities and Exchange Commission (the “Commission”) and is being furnished to the holders (the “Stockholders”) of shares of common stock, (the “Common Stock”), of Attitude Drinks Incorporated, a Delaware Corporation (the “Company”) for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.  We are sending you this Information Statement to notify you that on or about April 30, 2013, the Stockholders holding a majority voting rights of our Common Stock (the “Majority Stockholders”) approved by written consent in lieu of a meeting of Stockholders, that the Corporation shall amend its Certificate of Incorporation to effect a reverse stock split (the “Reverse Stock Split”) of our common stock at a ratio determined by our Board of Directors up to 1 for 500 such number consisting of only whole shares.

The Company received a written consent in lieu of a meeting of the holders of Series A-1 Preferred Stock, $.00001 par value per share (the "Series A-1 Preferred"), created by unanimous written consent of the Board of Directors of the Company (the "Board"), as permitted by the Company's Certificate of Incorporation, as may be amended (the "Certificate").  Each share of Series A-1 Preferred has the equivalent of 251,782,776 votes of Common Stock (based upon the outstanding number of shares of Common Stock issued at the time hereof).  Currently, there is one holder of Series A-1 Preferred (the "Series A-1 Stockholder" or the "Majority Stockholder"), holding fifty-one (51) shares of Series A-1 Preferred, resulting in the Series A-1 Stockholder holding in the aggregate approximately 50.9989% of the total voting power of all issued and outstanding voting capital of the Company.

Our Board of Directors is not soliciting your proxy or consent in connection with the Corporate Actions.  You are urged to read this Information Statement carefully and in its entirety for a description of the Corporate Actions taken by the Majority Stockholder. Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the Corporate Actions taken have no right under Delaware corporate law or the Company’s Certificate of Incorporation or Bylaws to dissent or require a vote of all Stockholders.

The Corporate Actions will not become effective before a date which is twenty (20) calendar days after this Information Statement is first mailed to Stockholders. The Information Statement is being mailed on or about May15, 2013, to Stockholders of record on the Record Date.  The entire cost of furnishing this Information Statement will be borne by the Company.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By order of the Board of Directors of ATTITUDE DRINKS INCORPORATED

Date: May 14, 2013	/s/ Roy G. Warren
By: Roy G. Warren – CEO, President and Director

GENERAL INFORMATION

This Information Statement is being first mailed on or about May 15, 2013, to stockholders of the Company by the Board of Directors of the Company (the “Board of Directors”) to provide material information regarding corporate actions that have been approved by the Written Consent of the holders of the majority of the voting rights of our Common Stock.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE APPROVAL OF THE COMPANY’S ACTIONS HEREIN.

The entire cost of furnishing this Information Statement will be borne by the Company.

OUTSTANDING VOTING SECURITIES

The Company is currently authorized to issue up to Twenty Billion (20,000,000,000) shares of Common Stock, and 20,000,000 shares of preferred stock.  As of the record date of May 10, 2013, we had 12,337,886,566 shares of Common Stock issued and outstanding and 9,000,051 shares of preferred stock issued and outstanding.

Common Stock

The Company currently has 20,000,000,000 shares of common stock authorized, of which 12,337,886,566 shares were issued and outstanding as of the Record Date.  Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights. In the event of liquidation, dissolution or winding down of the Company, the holders of shares of common stock are entitled to share, pro rata, in all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

The Company’s Certificate of Incorporation authorizes it to issue up to 20,000,000 preferred shares, $.00001 par value. Further, per the Certificate of Incorporation, as amended and restated, the Board of Directors, by resolution only and without further action or approval, may cause the Corporation to issue one or more classes or one or more series of preferred stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors, and to fix the number of shares constituting any classes or series and to increase or decrease the number of shares of any such class or series.

Series A

The Company has designated 19,999,949 shares of its preferred stock $.00001 par value as Series A Convertible Preferred Stock (“Series A”). Each share of Series A is convertible into six shares of the Company’s common stock for a period of five years from the date of the issue. The conversion basis is not adjusted for any stock split or combination of the common stock. The Series A has the same voting rights as the common stock on an as converted basis as there are 9,000,000 shares issued and outstanding for the Preferred Series Stock.

Series A-1

The number, designation, rights, preferences and privileges of the Series A-1 Preferred were established by the Board at a meeting on January 9, 2013.  The designation, rights, preferences and privileges that the Board established for the Series A-1 Preferred is set forth in a Certificate of Designation that was filed with the Secretary of State of the State of Delaware on January 9, 2013. Among other things, the Certificate of Designation provides that each one share of Series A-1 Preferred has voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the "Numerator"), divided by (y) 0.49, minus (z) the Numerator.

The Company has designated 51 shares of its preferred stock $.00001 par value as Series A-1 Convertible Preferred Stock (“Series A-1”). Each share of Series A-1 is convertible into six shares of the Company’s common stock for a period of five years from the date of the issue. The conversion basis is not adjusted for any stock split or combination of the common stock.

At a meeting of the Board, the Board issued an aggregate of fifty one (51) shares of Series A-1 Preferred to one individual (the "Series A-1 Stockholder").  As a result of the voting rights granted to the Series A-1 Preferred, the Series A-1 Stockholder holds in the aggregate approximately 50.9989% of the total voting power of all issued and outstanding voting capital of the Company.

Pursuant to Delaware law, at least a majority of the voting equity of the Company, or at least 12,840,921,589 votes, are required to approve the Corporate Actions by written consent. The Series A-1 Stockholder, which holds in the aggregate fifty one (51) shares of Preferred Stock, or approximately 50.9989% and 15,124,812 shares of common stock and 54,000,306 voting rights from owned preferred stock for a total of 12,910,046,707 votes of the voting equity of the Company, has voted in favor of the Corporate Actions, thereby satisfying the requirement under Delaware law that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Series A-1 Stockholder, the number of shares of Series A-1 Preferred held by the Series A-1 Stockholder, the total number of votes that the Series A-1 Stockholder voted in favor of the Reverse Stock Split and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Series A-1 Stockholder	Number of Shares of Series A-1 Preferred held	Number of Votes held by such Series A-1 Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Roy G. Warren	51	12,840,921,589	12,910,046,707	51.2%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the Record Date, by: (i) each of our directors; (ii) each of our executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our issued and outstanding shares of common stock.  Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

	Number of Shares of		% of	Number of Shares	% of Outstanding
	Common Stock		Outstanding	of Series A-1	Series A-1
	Owned Beneficially		Shares of	Preferred	Preferred
Name and Address of Beneficial Owner	(1)(2)		Common Stock	Owned	Stock

Roy Warren	69,572,601	(3)	*	51	100%
712 U.S. Highway 1, #200
North Palm Beach, Fl 33408

Tommy Kee	5,726,192	(4)	*
712 U.S. Highway 1, #200
North Palm Beach, Fl 33408

H. John Buckman	167,700	(5)	*
712 U.S. Highway 1, #200
North Palm Beach, Fl 33408

Mike Edwards	1,200	(6)	*
712 U.S. Highway 1, #200
North Palm Beach, Fl 33408

All officers and directors	75,467,693	(7)	*	51	100%
as a group (4 persons)

* Less than 1%.
(1)   Except as indicated in the footnotes to this table, based on information provided by such persons, the persons named in the table above have sole voting power and investment power with respect to all shares of common stock beneficially owned by them.

(2)   Percentage calculated from base of 12,337,886,566 shares of common stock outstanding at May 10, 2013 plus shares subject to options, warrants or preferred stock currently exercisable or convertible within 60 days of May 10, 2013 that are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of that person and the group.

(3)   Includes 3,996 shares of our common stock owned by household family members.  Remaining amount relates to 15,124,812 shares of common stock, 447,483 non-qualified options, 54,000,000 shares of common stock from the potential conversion of 9,000,000 Series A Preferred Stock (conversion of 6 common shares to 1 preferred share) and 306 shares of common stock from the potential conversion of 51 Series A-1 Preferred Stock (conversion of 6 common shares to 1 preferred share, excludes voting rights)

(4) Represents 5,725,442 non-qualified stock options and 750 shares of common stock
(5) Includes 162,200 shares of common stock and 5,500 warrants
(6) Represents 1,200 shares of common stock
(7) Includes 6,172,925 shares subject to options held by Roy Warren and Tommy Kee

PROPOSAL NO. 1:
REVERSE STOCK SPLIT

Our Board has unanimously and stockholders holding the majority of the voting rights of our common stock have approved an amendment to our amended certificate of incorporation (“Certificate of Incorporation”), to effect a reverse stock split by a ratio up to one-for-500 (1:500), with the exact ratio to be set as a whole number within this range determined by our Board (the “Reverse Stock Split”). If this Proposal 1 is approved, our Board may (but is not required to) effect the Reverse Stock Split on or before May 14, 2014 without further stockholder approval. Even if this Proposal 1 is approved, our Board may decide not to effect the Reverse Stock Split at all if it determines that the Reverse Stock Split is not an effective course of action to achieve corporate objectives.

The Reverse Stock Split will have no effect on the par value of our common stock.  No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of old shares not evenly divisible by the number of new shares for which each old share is to be exchanged, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to an additional share of common stock in lieu thereof. The proposed form of amendment to our Certificate of Incorporation to implement the Reverse Stock Split is attached to this proxy statement as Appendix A.

Our Board of Directors approved the Reverse Stock Split with the primary intent of increasing the market price of our common stock.  Additionally, we believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public.

            We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders.

Reducing the number of outstanding shares of our common stock through a reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Our Board will have sole discretion as to the exact timing and precise exchange ratio of the Reverse Stock Split within the range of ratios specified in this Proposal 1 until May 14, 2014.  Our Board may also determine that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders and decide to abandon the Reverse Stock Split, at any time prior to its effectiveness, without further action by the stockholders.

Effect of the Reverse Split on Our Common Stock

Depending on the ratio for the Reverse Stock Split determined by our Board, a maximum of 500 shares of existing common stock will be combined into one new share of common stock.  The authorized number of shares of our common stock will not be reduced.

            The actual number of shares outstanding after giving effect to the Reverse Stock Split will depend on the Reverse Stock Split ratio that is ultimately determined by our Board.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except that, as described below in “— Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be entitled, upon surrender to the exchange agent of certificates representing such shares, to an additional share of common stock in lieu thereof.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

The Reverse Stock Split will result in no change to the the number of authorized shares of capital stock.  Therefore, because the number of authorized shares will not be reduced by the same equivalent proportion as the number of outstanding shares of Common Stock, the Reverse Stock Split will have the effect of an increase in the number of authorized but unissued shares of common stock. Authorized but unissued shares of our common stock and preferred stock are available for future issuance as may be determined by our Board without further action by our stockholders, unless stockholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction. These additional shares may be issued in the future for a variety of corporate purposes including, but not limited to, raising additional capital, corporate acquisitions and equity incentive plans. Except for a stock split or stock dividend, future issuances of common shares will dilute the voting power and ownership of our existing stockholders and, depending on the amount of consideration received in connection with the issuance, could also reduce stockholders’ equity on a per share basis.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing (the “Effective Time”) of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to our Certificate of Incorporation, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware by the close of business on May 14, 2014, our Board will abandon the Reverse Stock Split.

After the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Exchange of Stock Certificates and Elimination of Fractional Share Interests

As soon as practicable after filing the certificate of amendment to our Certificate of Incorporation effecting a Reverse Stock Split with the Secretary of State of Delaware, stockholders will receive instructions for the exchange of their common stock certificates for new certificates representing the appropriate number of shares of common stock after the Reverse Stock Split. However, if permitted, the Company may elect to effect the exchange in the ordinary course of trading as certificates are returned for transfer. In either event, each current certificate representing shares of common stock will until so exchanged be deemed for all corporate purposes after the filing date to evidence ownership of our common stock in the proportionately reduced number. An exchange agent may be appointed to act for stockholders in effecting the exchange of their certificates.

Stockholders should NOT destroy any stock certificates or submit their stock certificates now. You should submit them only after you receive instructions from us or our exchange agent.

No service charges, brokerage commissions or transfer taxes will be payable by any stockholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (1) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establishes to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of old shares not evenly divisible by the number of new shares for which each old share is to be exchanged, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to an additional share of common stock in lieu thereof.

Those stockholders who hold less than the number of shares set forth in the Reverse Stock Split ratio would hold zero (o) shares in lieu of any fractional share interest in connection with the Reverse Stock Split.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by our Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse stock split ratio determined by the Board, subject to our treatment of fractional shares.

Accounting Matters

This proposed amendment to our Certificate of Incorporation will not affect the par value of our common stock per share, which will remain $0.00001 par value per share. As a result, as of the Effective Time, the stated capital attributable to common stock will be proportionately reduced based on the applicable ratio used in the Reverse Stock Split and the additional paid-in capital account on our balance sheet will not be materially affected due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

            The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.

A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year.

No gain or loss will be recognized by us as a result of the Reverse Stock Split.

No Appraisal Rights

Stockholders have no rights under Delaware law or under our charter documents to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the "SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended March 31, 2012, filed with the SEC on July 13, 2012;
(2)	Quarterly Report on Form 10-Q/A for the quarter year ended June 30, 2012, filed with the SEC on September 10, 2012;
(3)	Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed with the SEC on November 19, 2012;
(4)	Quarterly Report on Form 10-Q for the quarter ended December 31, 2012, filed with the SEC on February 19, 2013.

You may request a copy of these filings, at no cost, by writing to the Company at 712 U.S. Highway 1, Suite # 200, North Palm Beach, Florida 33408, or telephoning the Company at (561) 227-2727. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will send only one Information Statement and other corporate mailings to Stockholders who share a single address unless we receive contrary instructions from any Stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. The Company will promptly deliver a separate copy of this document to you if you call or write to it at the following address or phone number: 712 U.S. Highway 1, Suite # 200, North Palm Beach, Florida 33408, Telephone: (561) 227-2727. If you want to receive separate copies of our proxy statements, information statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

APPENDIX

Appendix A – Proposed Certificate of Amendment to Certificate of Incorporation

By order of the Board of Directors,

Date: May 14, 2013	/s/ Roy G. Warren
Roy G. Warren Chairman of Board of Directors

APPENDIX A
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF
ATTITUDE DRINKS INCORPORATED

The corporation organized and existing under and by virtue of the General Corporation laws of the State of Delaware does hereby certify:

First: That the Board of Directors of Attitude Drinks Incorporated (the “Corporation”) by written consent of its board members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation, as amended and restated (the “Certificate of Incorporation”) of the Corporation:

RESOLVED, that the Certificate of Incorporation of the Corporation shall be amended such that Article FOURTH of the Corporation’s Certificate of Incorporation be deleted and replaced with the following:

“FOURTH: The total authorized capital stock which the Corporation shall have authority to issue is: Twenty Billion Twenty Million (20,020,000,000) of which stock Twenty Billion (20,000,000,000) shares of the par value of $.00001 each shall be common stock and of which Twenty Million (20,000,000) shares of the par value $.00001 each shall be preferred stock.  Further, the board of directors of this Corporation, by resolution only and without further action or approval, may cause the Corporation to issue one or more classes or one or more series of preferred stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors, and to fix the number of shares constituting any classes or series and to increase or decrease the number of shares of any such class or series.

Effective upon the close of business on ___________, 2013, each [*(*)] 2 shares of the issued and outstanding shares of Common Stock of this corporation shall thereby and thereupon automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock of this corporation (the "Reverse Stock Split").  No scrip or fractional shares will be issued by reason of the Reverse Stock Split.  In lieu thereof, Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of old shares not evenly divisible by the number of new shares for which each old share is to be exchanged, will be entitled, upon surrender of certificates representing such shares, to an additional share of common stock in lieu thereof.”

2 To be determined by the board up to 1 for 500.

Second: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

Third: That aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this --- day of May, 2013.

By: __________________________________
Roy G. Warren, Chief Executive Officer